For Immediate Release

January 21, 2015

WWA Group, Inc.

107 West Bridge Street

Portland, Michigan 48875, USA

Phone: (855) 410-8509

Email: Press@wwagroup.us

Web:   www.wwagroup.us

WWA Group Signs Agreement to Merge with Genie Gateway - an Interactive Multimedia Communications Hub

Genie Gateway is a forward-looking unified communications and payment processing platform blending business products and services - traditionally purchased from multiple vendors - into one seamless service

Portland, MI – January 21, 2015 – WWA Group, Inc. (OTCBB: WWAG), a provider of cable television, high speed internet and related services to rural U.S. communities, announced today that it has signed a definitive agreement to merge with Genie Gateway, a provider of electronic payment services and unified communications to unbanked and under-banked merchants, consumers, and emerging industries.

WWA Group intends to leverage Genie Gateway to enhance its existing plan to consolidate the fragmented wireless broadband marketplace.  WWA Group will integrate Genie Gateway’s digital buffet of unified solutions - combining the benefits of a subscriber website fully accessible from any internet enabled device, with voice, text, video, document messaging, virtual fax, group communications, including an online store, a shopping cart with a virtual point of sale, and a CashBox with a GenieChecking account, plus the most robust Virtual Office - with its current services as “one unified solution”.

Tom Nix, president of WWAG, said that “WWAG plans to introduce and advertise Genie Gateway jointly with other cable television, high speed Internet and wireless Internet service providers (WISP’s) to their subscribers, on their respective systems as the next generation of unified services while creating a new way to build recurring high margin revenues.”

“Together, WWA Group and Genie Gateway will offer our customers many new ways to reach, engage and serve their customers, while expanding the ease and safety of handling their financial transactions – even when unbanked,” added Randall L. Skala, Genie Gateway’s president.

“Imagine having a checkbook that ties straight into the Internet, letting you literally e-mail a check to anyone – including yourself – with absolutely no risk of overdraft, forgery, or any of the other dangers of an old-style checking account,” Skala cited as just one example.  “Now every WWA Group cable TV and Internet subscription will include these services at no additional charge.”

Thomas E. Skala, CEO of Genie Gateway parent AllCom, explained “Our research shows that 7.7% of U.S. households are unbanked and that 20% of U.S. households are under-banked. With the new trend of un-banked merchants that today deal mostly with cash, this creates a unique environment rich with opportunities.  WWA Group and Genie Gateway are poised to become the premiere alternative financial services solution to these expanding target markets, which include emerging pharmaceutical companies, payday loan providers, travel, entertainment and online destinations, direct sales and multi-level marketing groups, and other verticals.”

Advising on the transaction is Source Capital Group, Inc., a boutique investment bank based in Westport, CT focused on emerging communications, green energy and clean technology, and emerging growth companies.  “The combination paves the way for the combined companies to attack high growth opportunities in electronic transactions, unified communications, VoIP and broadband services,” said Senior Managing Director, Investment Banking, Vik Grover, CFA.

About WWA Group, Inc. - www.wwagroup.us

WWA Group operates its cable business through Summit Digital Inc., which is a Multi-System Operator providing Cable TV, High Speed Internet and related services to customers in rural U.S. communities, a specific high-growth market within the Cable TV and High Speed Internet industry.

About AllCom - www.AllCom.com

AllCom, a Nevada corporation incorporated in 1997, set out to design and fully develop a proprietary mix of hardware and software that integrates three powerful technologies into one seamless service: Telecommunications, the world’s most universal and interactive communication medium; Electronic Banking, the key to electronic commerce; and the Internet, the world’s most powerful information medium.

About the Genie Gateway –

Genie Gateway is AllCom’s most forward-looking unified communications service to date. Blending products and services needed to operate a business, traditionally purchased from several vendors, into one seamless global service, the Genie Gateway is aimed squarely at businesses and individuals who want a fully rounded presence on the internet, without the cost and complexity of the build-it-yourself approach.

Safe Harbor. This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the company's current plans and expectations, as well as future results of operations and financial condition. A more extensive listing of risks and factors that may affect the company's business prospects and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the company with OTC Markets, Inc.’s OTC Disclosure and News Service. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Tom Nix

WWA Group, Inc.

855-410-8509

Press@wwagroup.us

www.wwagroup.us

Vik Grover, CFA

Source Capital Group, Inc.

630-708-0750

vgrover@sourcegrp.com

www.sourcegrp.com